Exhibit 99.1

Connexa Sports Technologies Inc. Announces Receipt of Notice from Nasdaq Regarding Late Filing of Quarterly Report on Form 10-Q

Baltimore, March 24, 2023 (GLOBE NEWSWIRE) — Connexa Sports Technologies Inc. (NASDAQ: CNXA) (www.connexasports.com) (the “Company”) announced that it received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) on March 21, 2023 (i) notifying the Company that it is not in compliance with the periodic filing requirements for continued listing because the Company’s Form 10-Q for the fiscal quarter ended January 31, 2023 was not filed with the Securities and Exchange Commission (the “SEC”) by the required due date of March 17, 2023 (“Additional Delinquency”), which is an additional basis for delisting the Company’s securities from the Nasdaq and (ii) indicating that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in rendering a determination regarding the Company’s continued listing on the Nasdaq at its hearing before the Panel scheduled for Thursday, March 30, 2023 (“Hearing”).

On February 21, 2023, the Company had previously announced that it received a letter from the Nasdaq on February 14 2023, indicating that, due to the Company’s failure, in violation of Listing Rule 5250(c)(1), to file its (i) Annual Report on Form 10-K with respect to the fiscal year ended April 30, 2022 and (ii) Quarterly Reports on Form 10-Q for the periods ended July 31, 2022 and October 31, 2022 (collectively, the “Delinquent Filings”), by February 13, 2023 (the due date for filing the Delinquent Filings pursuant to an exception to Nasdaq’s Listing Rule previously granted by Nasdaq), absent the submission of a timely appeal by February 21, 2023, trading of the Company’s common stock would be suspended from The Nasdaq Capital Market at the opening of business on February 23, 2023. Nasdaq would also have filed a Form 25-NSE with the SEC, which would have resulted in the removal of the Company’s securities from listing and registration on The Nasdaq Stock Market (the “Staff Determination”).

Additionally, as previously disclosed, on January 12, 2023, Nasdaq notified the Company that due to the resignations from the Company’s board, audit committee and compensation committee on November 17, 2022 (the “Corporate Governance Deficiencies”), the Company no longer complies with Nasdaq’s independent director, audit committee and compensation committee requirements as set forth in Listing Rule 5605. The Company timely submitted its plan of compliance with respect to the Corporate Governance Deficiencies by February 27, 2023 as required by the Nasdaq. However, pursuant to Listing Rule 5810(c)(2)(A), the Corporate Governance Deficiencies serve as additional and separate basis for delisting and the Company will be required to address these concerns before the Panel when it appeals the Staff Determination.

On February 21, 2023, appealed the Staff Determination to the Panel, and requested that the stay of delisting, which otherwise would expire on March 8, 2023, pursuant to Listing Rule 5815(a)(1)(B), be extended until the Panel issued a final decision on the matter. The Nasdaq granted the Company’s request to extend the stay, pending the Hearing, and a final determination regarding the Company’s listing status. The Company is required to address the Additional Delinquency, the Delinquent Filings, and the Corporate Governance Deficiencies before the Panel. If the Company’s appeal is denied or the Company fails to timely regain compliance with Nasdaq’s continued listing standards, the Company’s common stock will be subject to delisting on the Nasdaq. Although the Company is working diligently to file the Delinquent Filings, there can be no assurance that they will be filed prior to the Hearing.

This announcement is made in compliance with Nasdaq Listing Rule 5810(b), which requires prompt disclosure of receipt of a deficiency notification.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s intention to request an appeal of the Staff Determination, the timing of which remains uncertain. These statements are based on current expectations as of the date of this press release and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, risks related to continued listing and registration of the Company’s securities on the Nasdaq Stock Market. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

About Connexa Sports Technologies:

Connexa Sports a leading connected sports company delivering products, technologies, and services across a range of activities in sports.

Contact Information:

investors@connexasports.com

(443) 407-7564

www.connexasports.com